Exhibit 10.1

TWENTY-FIRST AMENDMENT
TO AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P.

This TWENTY-FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P. (the “Company”) is entered into as of May 1, 2021 and effective as of April 30, 2021 (this “Amendment”), by HOSPITALITY INVESTORS TRUST, INC., a Maryland corporation, as general partner (the “General Partner”), and BROOKFIELD STRATEGIC REAL ESTATE PARTNERS II HOSPITALITY REIT II LLC, a Delaware limited liability company, as a Limited Partner and the holder of all issued and outstanding Class C Units (the “Initial Preferred LP”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of March 31, 2017 (as amended by the First Amendment thereto, dated as of July 10, 2017, the Second Amendment thereto, dated as of September 29, 2017, the Third Amendment thereto, dated as of December 29, 2017, the Fourth Amendment thereto, dated as of February 27, 2018, the Fifth Amendment thereto, dated as of March 29, 2018, the Sixth Amendment thereto, dated as of July 2, 2018, the Seventh Amendment thereto, dated as of September 28, 2018, the Eighth Amendment thereto, dated as of December 31, 2018, the Ninth Amendment thereto, dated as of February 27, 2019, the Tenth Amendment thereto, dated as of March 29, 2019, the Eleventh Amendment thereto, dated as of July 1, 2019, the Twelfth Amendment thereto, dated as of September 30, 2019, the Thirteenth Amendment thereto, dated as of December 31, 2019, the Fourteenth Amendment thereto, dated of March 31, 2020, the Fifteenth Amendment thereto, dated of July 1, 2020, the Sixteenth Amendment thereto, dated September 30, 2020, the Seventeenth Amendment thereto, dated December 24, 2020, the Eighteenth Amendment thereto, dated December 31, 2020, the Nineteenth Amendment thereto, dated March 30, 2021, the Twentieth Amendment thereto, dated March 31, 2021, and thereafter from time to time, the “Partnership Agreement”).

RECITALS:

WHEREAS, because of the liquidity constraints the General Partner and the Company are facing as a result of the coronavirus pandemic, they have been engaging in ongoing discussions with the Initial Preferred LP regarding strategic and liquidity alternatives; and

WHEREAS, in order to assist in facilitating the successful outcome of these discussions, the General Partner and the Initial Preferred LP previously amended the Partnership Agreement to convert the Class C Cash Distribution Amounts payable on December 31, 2020 and March 31, 2021 into distributions payable in additional Class C Units, subject to a requirement that such converted Class C Cash Distribution Amounts be redeemed if a restructuring support agreement was not executed and delivered on or before April 30, 2021 (or, if a restructuring support agreement had been executed and delivered on or before April 30, 2021, following the termination of such restructuring support agreement); and

WHEREAS, for the same purposes, the General Partner and the Initial Preferred LP desire to further amend the Partnership Agreement to extend the date by which a restructuring support agreement must be executed and delivered (or, having been executed and delivered, not terminated) to May 14, 2021.

NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the General Partner and the Initial Limited Partner, intending to be legally bound, hereby agree as follows:

1.	Amendments.

(a)         The defined term “Restructuring Failure Event” in the Partnership Agreement is hereby amended and restated in its entirety as follows:

“Restructuring Failure Event” means (i) a Restructuring Support Agreement has not been executed and delivered on or before May 14, 2021 or (ii) if a Restructuring Support Agreement has been executed and delivered on or before May 14, 2021, the termination of such Restructuring Support Agreement.

2.	Miscellaneous.

(a)         The parties acknowledge and agree that the execution and delivery of this Amendment by the Initial Preferred LP shall, to the extent such approval is required pursuant to Section 16.3 of the Partnership Agreement, be deemed to be the approval by the affirmative vote of the Holders of at least a majority of the Class C Units of this Amendment and all transactions contemplated hereby.

(b)         This Amendment may be executed (including by electronic transmission) with counterpart signature pages or in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Amendment immediately upon affixing its signature hereto.

(c)         This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

(d)          If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

(e)         This Amendment contains the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

(f)         The Partnership Agreement (as amended by this Amendment) shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amendment as of the date and year first aforesaid.

GENERAL PARTNER:
HOSPITALITY INVESTORS TRUST, INC.
By:	/s/ Jonathan P. Mehlman
Name: Jonathan P. Mehlman
Title: President and Chief Executive Officer

INITIAL PREFERRED LP:
BROOKFIELD STRATEGIC REAL ESTATE
PARTNERS II HOSPITALITY REIT II LLC
By:	/s/ Murray Goldfarb
Name: Murray Goldfarb
Title: Managing Partner

[Signature page to Amendment]